SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         ----------------------------

                                  FORM 8-K

                              CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 21, 2003
                                                              (April 21, 2003)

                                 Arch Coal, Inc.
             (Exact name of registrant as specified in its charter)

         Delaware                    1-13105                    43-0921172
(State or other jurisdiction  (Commission File Number)        (I.R.S. Employer
    of incorporation)                                        Identification No.)


            One CityPlace Drive, Suite 300, St. Louis, Missouri 63141
               (Address of principal executive offices)      (Zip code)


       Registrant's telephone number, including area code: (314) 994-2700














                               Page 1 of 4 pages.
                         Exhibit Index begins on page 4.

Item 5. Other  Events.

     On April 21, 2003, Arch Coal, Inc. (the "Company"), announced via press release its earnings and operating results for the first quarter of 2003. A copy of the Company's press release is attached hereto and incorporated herein by reference in its entirety.


Item 7.  Financial Statements and Exhibits.

         (c) The following Exhibit is filed with this Current Report on Form
             8-K:

            Exhibit No.               Description
             99                        Press Release dated as of April 21, 2003




























                               Page 2 of 4 pages.
                         Exhibit Index begins on page 4.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 21, 2003                    ARCH COAL, INC.



                                         By:  /s/ Janet L. Horgan
                                                 Janet L. Horgan
                                              Assistant General Counsel and
                                                Assistant Secretary































                               Page 3 of 4 pages.
                         Exhibit Index begins on page 4.

                                  EXHIBIT INDEX


Exhibit No.                 Description
99                         Press Release dated as of April 21, 2003





































                                    Page 4 of 4 pages.

                                                                     Exhibit 99
News from
Arch Coal, Inc.
-------------------------------------------------------------------------------
                                                        FOR FURTHER INFORMATION:

                                                                   Deck S. Slone
                                                                 Vice President,
                                                   Investor and Public Relations
                                                                  (314) 994-2717

                                                           FOR IMMEDIATE RELEASE
                                                                  April 21, 2003

Arch Coal, Inc. Reports First Quarter Results

o Net loss of $14.4 million, or $.27 per share, before the cumulative effect of an accounting change, vs. a net loss of $7.4 million, or $.14 per share, in 1Q02
o Reduction in debt of $42.5 million and increase in cash balance of $56.2 million
o Total  revenues of $349.6  million,  vs. $368.5 million in 1Q02
o Coal sales of 22.7 million tons,  vs. 24.7 million tons in 1Q02
o Adjusted  EBITDA of $38.7 million, vs. $49.1 million in 1Q02

     St. Louis - Arch Coal, Inc. (NYSE:ACI) today reported that for its first quarter ended March 31, 2003, the company had a net loss of $14.4 million, or $.27 per share, before a $3.7 million, or $.07 per share, non-cash charge related to the cumulative effect of an accounting change resulting from the adoption of FAS 143, "Accounting for Asset Retirement Obligations." These results include $1.2 million of accumulated dividends related to the company's recently issued preferred stock. In the same quarter of 2002, Arch had a net loss of $7.4 million, or $.14 per share.

     "Coal demand was weaker than anticipated in the first quarter, as power generators continued to draw down their coal stockpiles in lieu of purchasing spot coal," said Steven F. Leer, Arch Coal's president and CEO. "As a result, Arch further curtailed production at its mining operations, with predictable consequences for our first quarter results. Nevertheless, we continue to believe that our strategic decision to leave uncommitted tons in the ground, rather than sell them at a price that does not provide an adequate return, is sound."

     In addition, first quarter results were adversely affected by previously announced post-retirement medical cost increases, heavy snows in February and March that disrupted production and shipments, higher diesel fuel costs, and difficult mining conditions at the Mingo Logan mine early in the quarter. Mingo Logan has since mined through the difficult conditions and returned to normal production levels. The increase in diesel fuel costs was partially mitigated by the company's hedging program.

     During the first quarter, Arch produced 1.2 million fewer tons in the east and 1.5 million fewer tons in the west when compared to the first quarter of 2002, when production was already constrained.

Other developments

     In February, Arch completed the sale of 2,875,000 shares of 5% Perpetual Cumulative Convertible Preferred Stock, applying some of the net proceeds from the sale, which totaled approximately $139.1 million, to debt reduction and the repayment of lines of credit. During the first quarter, Arch reduced total debt by $42.5 million, while building its cash balance to $65.8 million.

     In addition, Arch announced in April that it had agreed to terms with a large customer seeking to buy out of the remaining term of an above-market contract. The buyout resulted in the receipt of approximately $52 million in cash early in the second quarter. Arch will record a deferred gain of approximately $15 million, which will be recognized ratably through 2012. Arch has entered into a new contract for an equivalent number of eastern tons with the same customer.

     The value of Arch's equity investment in Natural Resource Partners also increased significantly during the quarter. In October 2002, Arch contributed reserves to NRP that had been valued on the company's balance sheet at $84.9 million. In exchange, Arch received 1.9 million common units of NRP that it sold in an initial public offering for $33.6 million; an additional 7.7 million common and subordinated units that the company continues to hold; and 42.25% of the general partner interest. At NRP's closing price of $25.05 on April 17, Arch's 7.7 million units of NRP were worth more than $190 million.

     "The coal industry is in the midst of a dramatic restructuring, which has caused a number of long-time industry participants to exit the business and others to significantly pare back their operations," Leer said. "Our much improved balance sheet and significant cash reserves have positioned us to take advantage of attractive opportunities that may arise in the marketplace."

Market conditions

     Despite continuing weakness in spot coal demand, there appears to be good reason for optimism in coming quarters. Electricity demand increased by as much as 4% in 2002, according to Edison Electric Institute, while U.S. coal production fell by an estimated 35 million tons. Furthermore, both those trends appear to have carried over into the first quarter of 2003.

     "It appears that U.S. power generators are planning to maintain their stockpiles at historically low levels, and that has delayed the recovery in U.S. coal markets," Leer said. "However, the current trends in supply and demand suggest that a correction is inevitable. Eventually, power generators will need to re-enter the market, and that should provide an impetus for improving coal demand and pricing."

     Stockpiles were 15% to 20% lower at the end of March compared to 12 months earlier, according to Arch's internal modeling. Meanwhile, competing fuels appear to be in short supply. The U.S. nuclear system is running at very near maximum output levels. Limited precipitation in the Pacific Northwest this winter has raised serious concerns about hydroelectric output this coming summer. And natural gas storage levels are at an all-time low, which has prompted growing concern about gas supply, availability and pricing. Monthly NYMEX natural gas prices currently average approximately $5.75 per million Btu's for the remainder of 2003, and do not fall below $4 per million Btu's for any month in the forward six-year period.

Operating statistics

     Regional analysis: Of the 22.7 million tons of coal that Arch sold during the first quarter, approximately 6.8 million tons originated at its eastern mines and 15.9 million tons originated at its western operations. Arch had an average realized sales price of $14.44 per ton and average operating costs of $14.72 per ton during the quarter. The eastern operations had an average realized sales price of $31.21 per ton and an average cost of $32.97 per ton. The western operations had an average realized sales price of $7.24 per ton and an average cost of $6.84 per ton. (Western operations data does not include the results of 65%-owned Canyon Fuel Company, which is accounted for on the equity method.)

     Capital spending: Arch invested $50.8 million in its mining operations during the first quarter of 2003, a total that included the fifth and final annual payment of $31.6 million for the Thundercloud federal coal tract adjacent to the Black Thunder mine. Arch acquired the 412-million-ton Thundercloud tract in 1998. For the full year 2003, Arch expects capital expenditures to remain relatively flat compared to 2002, at approximately $160 million. (Actual and projected capital expenditure figures include Arch's ownership percentage in Canyon Fuel Company.)

     Depreciation, depletion and amortization: DD&A totaled $45.0 million in the first quarter of 2003. For the full year 2003, DD&A is expected to total approximately $190 million. (Actual and projected DD&A figures include Arch's ownership percentage in Canyon Fuel Company.)

Looking Ahead

     "We continue to be bullish on the future of U.S. coal markets," Leer said. "With approximately 50 millions tons of planned production as yet uncommitted for 2004, we have significant leverage to an improving market environment. At the same time, we are implementing aggressive steps to reduce both overhead and operating costs. While many of the cost increases we experienced during the quarter were tied to lower volume levels or are unlikely to recur in future periods, we have identified a number of areas where we can cut costs significantly."

     Arch expects second quarter results to range from breakeven to a loss of $.10 per share, excluding severance costs associated with the aforementioned cost reduction efforts. If coal demand and pricing strengthen this summer, the company's financial performance should improve significantly in the year's second half.

     A conference call concerning first quarter earnings will be webcast live today at 11 a.m. EDT. The conference call can be accessed via the "investor" section of the Arch Coal Web site (www.archcoal.com).

     Arch Coal is the nation's second largest coal producer, with subsidiary operations in West Virginia, Kentucky, Virginia, Wyoming, Colorado and Utah. Through these operations, Arch Coal provides the fuel for approximately 6% of the electricity generated in the United States.


Forward-Looking Statements: Statements in this press release which are not statements of historical fact are forward-looking statements within the "safe harbor" provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on information currently available to, and expectations and assumptions deemed reasonable by, the company. Because these forward-looking statements are subject to various risks and uncertainties, actual results may differ materially from those projected in the statements. These expectations, assumptions and uncertainties include: the company's expectation of continued growth in the demand for electricity; belief that legislation and regulations relating to the Clean Air Act and the relatively higher costs of competing fuels will increase demand for its compliance and low-sulfur coal; expectation of improved market conditions for the price of coal; expectation that the company will continue to have adequate liquidity from its cash flow from operations, together with available borrowings under its credit facilities, to finance the company's working capital needs; a variety of operational, geologic, permitting, labor and weather related factors; and the other risks and uncertainties which are described from time to time in the company's reports filed with the Securities and Exchange Commission.

                        ARCH COAL, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)

                                                                                         Three Months Ended
                                                                                              March 31,
                                                                                ----------------      ----------------
                                                                                     2003                  2002
                                                                                ----------------      ----------------

Revenues
   Coal sales                                                                   $       327,390       $       358,595
   Income from equity investment                                                         11,110                 1,268
   Other revenues                                                                        11,089                 8,604
                                                                                ----------------      ----------------
                                                                                        349,589               368,467
                                                                                ----------------      ----------------

Costs and expenses
   Cost of coal sales                                                                   333,639               347,211
   Selling, general and administrative expenses                                          11,873                 9,870
   Amortization of coal supply agreements                                                 5,793                 5,114
   Other expenses                                                                         4,549                 7,592
                                                                                ----------------      ----------------
                                                                                        355,854               369,787
                                                                                ----------------      ----------------
     Loss from operations                                                                (6,265)               (1,320)

   Interest expense, net:

     Interest expense                                                                   (11,552)              (12,002)
     Interest income                                                                        332                   268
                                                                                ----------------      ----------------
                                                                                        (11,220)              (11,734)
                                                                                ----------------      ----------------
       Loss before income taxes and cumulative effect of accounting change              (17,485)              (13,054)
   Benefit from income taxes                                                             (4,300)               (5,700)
                                                                                ----------------      ----------------
       Loss before cumulative effect of accounting change                               (13,185)               (7,354)
   Cumulative effect of accounting change, net of taxes                                  (3,654)                    -
                                                                                ----------------      ----------------
       Net loss                                                                 $       (16,839)      $        (7,354)

   Preferred stock dividends                                                             (1,198)                    -
                                                                                ----------------      ----------------

       Net loss available to common shareholders                                $       (18,037)      $        (7,354)
                                                                                ================      ================

   Earnings per common share
   Loss before cumulative effect of accounting change                           $         (0.27)      $         (0.14)
   Cumulative effect of accounting change                                                 (0.07)                    -
                                                                                ----------------      ----------------
   Basic and diluted earnings (loss) per common share                           $         (0.34)      $         (0.14)
                                                                                ================      ================

   Weighted average shares outstanding                                                   52,384                52,356
                                                                                ================      ================

   Common dividends declared per share                                          $        0.0575       $        0.0575
                                                                                ================      ================

   Adjusted EBITDA (A)                                                          $        38,739       $        49,138
                                                                                ================      ================

(A) Adjusted EBITDA is defined as income (loss) from operations before the effect of net interest expense; income taxes; our depreciation, depletion and amortization; our equity interest in the depreciation, depletion and amortization of Canyon Fuel Company, LLC, and the cumulative effect of accounting changes. Adjusted EBITDA is not a measure of financial performance in accordance with generally accepted accounting principles, and items excluded to calculate Adjusted EBITDA are significant in understanding and assessing our financial condition. Therefore, Adjusted EBITDA should not be considered in isolation nor as an alternative to net income, income from operations, cash flows from operations or as a measure of our profitability, liquidity or performance under generally accepted accounting principles. We believe that Adjusted EBITDA presents a useful measure of our ability to service and incur debt based on ongoing operations. Furthermore, analogous measures are used by industry analysts to evaluate operating performance. Investors should be aware that our presentation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

     The table below shows how we calculate Adjusted EBITDA.

                                                                          Three Months Ended
                                                                               March 31
                                                                     ----------------------------
                                                                       2003             2002
                                                                     ------------   -------------

     Loss from operations                                            $   (6,265)    $    (1,320)
     Depreciation, depletion and amortization of Arch Coal, Inc.         39,511          42,741
     Arch Coal's equity interest in depreciation, depletion and
       amortization of Canyon Fuel Company, LLC                           5,493           7,717
                                                                     ------------   -------------
     Adjusted EBITDA                                                 $   38,739     $    49,138
                                                                     ============   =============





                        Arch Coal, Inc. and Subsidiaries
                      Condensed Consolidated Balance Sheets
                                 (in thousands)


                                                                              March 31,               December 31,
                                                                                2003                      2002
                                                                        ----------------------    ----------------------
                                                                             (Unaudited)

Assets
   Current assets
     Cash and cash equivalents                                          $              65,787     $               9,557
     Trade receivables                                                                127,549                   135,903
     Other receivables                                                                 23,124                    30,927
     Inventories                                                                       75,741                    66,799
     Prepaid royalties                                                                  6,250                     4,971
     Deferred income taxes                                                             27,775                    27,775
     Other                                                                             13,285                    15,781
                                                                        ----------------------    ----------------------
                  Total current assets                                                339,511                   291,713
                                                                        ----------------------    ----------------------
Property, plant and equipment, net                                                  1,335,614                 1,284,968
                                                                        ----------------------    ----------------------

   Other assets
     Prepaid royalties                                                                 67,078                    51,078
     Coal supply agreements                                                            53,447                    59,240
     Deferred income taxes                                                            228,513                   221,116
     Equity investments                                                               231,862                   231,551
     Other                                                                             44,617                    43,142
                                                                        ----------------------    ----------------------
                                                                                      625,517                   606,127
                                                                        ----------------------    ----------------------
                  Total assets                                          $           2,300,642     $           2,182,808
                                                                        ======================    ======================

Liabilities and stockholders' equity
   Current liabilities
     Accounts payable                                                   $              99,438     $             113,527
     Accrued expenses                                                                 153,090                   133,287
     Current portion of debt                                                            4,650                     7,100
                                                                        ----------------------    ----------------------
                  Total current liabilities                                           257,178                   253,914
   Long-term debt                                                                     700,195                   740,242
   Accrued postretirement benefits other than pension                                 331,169                   324,539
   Asset retirement obligations                                                       145,554                   117,804
   Accrued workers' compensation                                                       81,771                    80,985
   Other noncurrent liabilities                                                       132,792                   130,461
                                                                        ----------------------    ----------------------
                  Total liabilities                                                 1,648,659                 1,647,945
                                                                        ----------------------    ----------------------
   Stockholders' equity
    Preferred stock                                                                        29                         -
    Common stock                                                                          528                       527
    Paid-in capital                                                                   974,877                   835,763
    Retained deficit                                                                 (274,992)                 (253,943)
    Treasury stock, at cost                                                            (5,047)                   (5,047)
    Accumulated other comprehensive loss                                              (43,412)                  (42,437)
                                                                        ----------------------    ----------------------
                  Total stockholders' equity                                          651,983                   534,863
                                                                        ----------------------    ----------------------
                  Total liabilities and stockholders' equity             $          2,300,642     $           2,182,808
                                                                        ======================    ======================

NOTE: Certain amounts in the December 31, 2002 balance sheet have been reclassified to conform with the classifications in the 2003 balance sheet with no effect on previously reported stockholders' equity.

                            ARCH COAL, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In Thousands)

                                                                                     Three Months Ended
                                                                                         March 31,
                                                                        ---------------------------------------------
                                                                                2003                    2002
                                                                        ---------------------    --------------------
                                                                                         (Unaudited)
Operating activities
Net loss                                                                $           (16,839)     $            (7,354)
Adjustments to reconcile to cash provided by operating activities:
     Depreciation, depletion and amortization                                        39,511                   42,741
     Prepaid royalties expensed                                                       3,105                    1,874
     Accretion on asset retirement obligations                                        3,442                       -
     Net gain on disposition of assets                                                 (148)                    (187)
     Income from equity investment                                                  (11,110)                  (1,268)
     Net distributions from equity investments                                        9,660                   15,346
     Cumulative effect of accounting change                                           3,654                        -
     Changes in:
       Receivables                                                                   16,157                   11,016
       Inventories                                                                   (8,942)                  (9,994)
       Accounts payable and accrued expenses                                         (8,662)                  11,218
       Income taxes                                                                  (4,438)                  (5,700)
       Accrued postretirement benefits other than pension                             6,630                     (480)
       Asset retirement obligations                                                  (3,266)                   2,313
       Accrued workers' compensation benefits                                           786                      293
       Other                                                                          2,457                    3,440
                                                                        ---------------------    --------------------

     Cash provided by operating activities                                           31,997                   63,258
                                                                        ---------------------    --------------------

Investing activities
Additions to property, plant and equipment                                          (48,085)                 (73,068)
Proceeds from dispositions of property, plant and equipment                             168                    1,706
Additions to prepaid royalties                                                      (20,384)                 (18,812)
                                                                        ---------------------    --------------------

     Cash used in investing activities                                              (68,301)                 (90,174)
                                                                        ---------------------    --------------------

Financing activities
Net (payments on) proceeds from revolver and lines of credit                        (42,497)                  24,999
Deferred financing costs                                                             (1,101)                       -
Reduction of obligations under capital lease                                              -                     (519)
Dividends paid                                                                       (3,012)                  (3,010)
Proceeds from sale of preferred stock                                               139,078                        -
Proceeds from sale of common stock                                                       66                      158
                                                                        ---------------------    --------------------

     Cash provided by (used in) financing activities                                 92,534                  21,628
                                                                        ---------------------    --------------------

Increase (decrease) in cash and cash equivalents                                     56,230                  (5,288)
Cash and cash equivalents, beginning of period                                        9,557                   6,890
                                                                        --------------------    --------------------

Cash and cash equivalents, end of period                                $            65,787     $             1,602
                                                                        =====================   ====================

Canyon Fuel Company cash flow  information  (Arch Coal  ownership percentage)
   Depreciation, depletion and amortization                                           5,493                  7,717
   Additions to property, plant and equipment                                        (2,666)                (1,634)

